Exhibit 2

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, or incorporation by reference of this agreement as an exhibit thereto, in each case without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such filings, and for the completeness and accuracy of the information concerning him, her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

Date: August 19, 2016

CHRISTOPHER HO WING ON

/s/ Christopher Ho

ACCOLADE (PTC) INC.

By:	/s/ Eleanor Crosthwaite
Name:	Eleanor Crosthwaite
Title:	Director

HO FAMILY TRUST
By: Accolade (PTC) Inc., its Trustee

By:	/s/ Eleanor Crosthwaite
Name:	Eleanor Crosthwaite
Title:	Director

THE HO FAMILY TRUST LIMITED
By: Accolade (PTC) Inc., its Director

By:	/s/ Eleanor Crosthwaite
Name:	Eleanor Crosthwaite
Title:	Director

[Joint Filing Agreement]

AIRWAVE CAPITAL LIMITED
By:	The Ho Family Trust Limited, its Director
By: Accolade (PTC) Inc., its Director

By:	/s/ Eleanor Crosthwaite
Name:	Eleanor Crosthwaite
Title:	Director

BARRICAN INVESTMENTS CORPORATION
By:	The Ho Family Trust Limited, its Director
By: Accolade (PTC) Inc., its Director

By:	/s/ Eleanor Crosthwaite
Name:	Eleanor Crosthwaite
Title:	Director

MCVITIE CAPITAL LIMITED
By:	The Ho Family Trust Limited, its Director
By: Accolade (PTC) Inc., its Director

By:	/s/ Eleanor Crosthwaite
Name:	Eleanor Crosthwaite
Title:	Director

SINO BRIGHT ENTERPRISES CO., LTD.
By:	The Ho Family Trust Limited, its Director
By: Accolade (PTC) Inc., its Director

By:	/s/ Eleanor Crosthwaite
Name:	Eleanor Crosthwaite
Title:	Director

[Joint Filing Agreement]